Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

FIRST QUARTER 2020
Earnings Release & Supplemental Financial Information

EMME

EMME
Emeryville, CA

INVESTOR RELATIONS
Rylan Burns
VP of Finance & Investor Relations
(650) 655-7800

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403

Essex Announces First Quarter 2020 Results and Withdraws Full-Year Guidance

San Mateo, California—May 6, 2020—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its first quarter 2020 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended March 31, 2020 are detailed below.

	Three Months Ended March 31,		%
	2020	2019	Change
Per Diluted Share
Net Income	$4.76	$1.81	163.0%
Total FFO	$3.44	$3.34	3.0%
Core FFO	$3.48	$3.23	7.7%

First Quarter 2020 Highlights:
•
Reported Net Income per diluted share for the first quarter of 2020 of $4.76, compared to $1.81 in the first quarter of 2019.  The increase is largely attributable to a gain on remeasurement of co-investments in the first quarter of 2020.

•	Grew Core FFO per diluted share by 7.7% compared to the first quarter of 2019, exceeding the midpoint of the first quarter guidance range by $0.07 per share.

•	Achieved same-property gross revenue and net operating income (“NOI”) growth of 3.2% and 3.9%, respectively, compared to the first quarter of 2019.

•	Increased the dividend by 6.5% to an annual distribution of $8.31 per common share, our 26th consecutive annual increase.

•	Committed $106.4 million in two preferred equity investments and an investment in subordinated loans at a weighted average return of 11.2%.

•	Issued $500.0 million of 12-year senior unsecured notes due in 2032 at an interest rate per annum of 2.65% and an effective yield of 2.69%.

•	Repurchased $176.3 million in common stock at an average price per share of $227.13 under the stock buyback program.

•	As of May 4, 2020, the Company’s immediately available liquidity exceeded $1.0 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

•
Acquired its joint venture partner’s 45.0% interest in a land parcel and six communities representing 2,020 apartment homes, together valued at approximately $1.0 billion on a gross basis. The Company recognized $6.5 million of promote income related to this transaction in the first quarter.

“We are pleased with the thoughtful and caring response by the Essex team with respect to the unprecedented challenges from the COVID-19 pandemic.  Early in the crisis, we acted decisively to implement protocols to protect Essex team-members, financially assist impacted residents, and maintain essential housing services.  The solid start to 2020, as reflected in our first quarter financial results, is not expected to continue given the extraordinary effects of the pandemic and ongoing economic fallout.  Given that it’s impossible to reasonably predict the future course of the COVID-19 virus, and thus its economic consequences such as job loss and reduced rental demand across the country, we have withdrawn our previously-provided guidance ranges for 2020.  While we cannot predict the depth or the duration of the pandemic, we remain committed to our mission and believe that the defensive characteristics of apartments, the durability of the technology industries, and the Company’s strong financial condition will allow us to seek opportunity while managing through broad market disruption,” commented Michael Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended March 31, 2020 compared to the quarter ended March 31, 2019, and the sequential percentage change for the quarter ended March 31, 2020 compared to the quarter ended December 31, 2019, by submarket for the Company:

	Q1 2020 vs. Q1 2019	Q1 2020 vs. Q4 2019	% of Total
	Gross Revenues	Gross Revenues	Q1 2020 Revenues
Southern California
Los Angeles County	2.2%	-0.3%	19.0%
Orange County	3.1%	-0.2%	11.0%
San Diego County	3.7%	0.7%	8.2%
Ventura County	2.5%	0.6%	4.4%
Total Southern California	2.7%	0.0%	42.6%
Northern California
Santa Clara County	3.4%	0.2%	19.0%
Alameda County	2.3%	-0.9%	6.9%
San Mateo County	3.3%	0.1%	5.1%
Contra Costa County	2.1%	-0.5%	4.8%
San Francisco	4.1%	-0.3%	3.3%
Total Northern California	3.1%	-0.1%	39.1%
Seattle Metro	4.7%	0.6%	18.3%
Same-Property Portfolio	3.2%	0.1%	100.0%

	Year-Over-Year Growth
	Q1 2020 compared to Q1 2019
	Gross Revenues	Operating Expenses	NOI
Southern California	2.7%	2.4%	2.9%
Northern California	3.1%	1.8%	3.5%
Seattle Metro	4.7%	-1.8%	7.6%
Same-Property Portfolio	3.2%	1.3%	3.9%

	Sequential Growth
	Q1 2020 compared to Q4 2019
	Gross Revenues	Operating Expenses	NOI
Southern California	0.0%	2.4%	-0.9%
Northern California	-0.1%	-0.8%	0.1%
Seattle Metro	0.6%	3.3%	-0.4%
Same-Property Portfolio	0.1%	1.4%	-0.4%

	Financial Occupancies
	Quarter Ended
	3/31/2020	12/31/2019	3/31/2019
Southern California	96.6%	97.0%	96.8%
Northern California	96.9%	97.2%	97.1%
Seattle Metro	96.9%	97.1%	96.9%
Same-Property Portfolio	96.8%	97.1%	96.9%

Investment Activity

Real Estate

In January 2020, the Company purchased Canada Pension Plan Investment Board’s (“CPP Investments”) 45.0% interest in a land parcel and six communities valued at approximately $1.0 billion on a gross basis. The six communities totaling 2,020 apartment homes were consolidated on the Company’s financials in mid-January. As a result of the acquisition, the Company reported a remeasurement gain of $234.7 million in the first quarter of 2020, which is excluded from Total and Core FFO. The Company recognized approximately $6.5 million of promote income in the first quarter of 2020 associated with this transaction, which is excluded from Core FFO.

Other Investments

In the first quarter of 2020, the Company originated two preferred equity investments totaling $91.4 million and comprised of two multifamily communities located in California. The investments have a weighted average return of 11.3% with most of the proceeds expected to fund in late 2020 and early 2021.

In March 2020, the Company committed to fund an investment in subordinated loans totaling $15.0 million as part of the development of a multifamily community located in Los Angeles, CA. The investment has an initial preferred return of 10.5% and matures in 2023. The initial funding for this investment is expected to occur by the third quarter of 2020.

In the first quarter of 2020, the Company received cash proceeds of $28.2 million from the full or partial redemption of a preferred equity investment and a subordinated loan investment. The Company recorded $0.2 million of income from prepayment penalties as a result of the early redemptions, which has been excluded from Core FFO.

Development Activity

The table below represents the development communities in lease-up and the current leasing status as of May 4, 2020. The Company has minimal development funding requirements and currently has no new development starts planned in 2020.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 05/04/20	Status
500 Folsom	San Francisco, CA	537	50%	53.3%	In Lease-Up
Mylo	Santa Clara, CA	476	100%	34.7%	In Lease-Up
Station Park Green – Phase III	San Mateo, CA	172	100%	36.6%	In Lease-Up
Patina at Midtown	San Jose, CA	269	50%	0.4%	Pre-leasing
Total/Average % Leased		1,454		35.4%

Liquidity and Balance Sheet

Common Stock

In the first quarter of 2020, the Company repurchased 776,261 shares of its common stock totaling $176.3 million, including commissions, at an average price of $227.13 per share. As of May 6, 2020, the Company had $73.7 million of purchase authority remaining under the stock repurchase plan.

The Company did not issue any shares of common stock through its equity distribution program in the first quarter of 2020.

Balance Sheet

In January 2020, the Company extended the maturity date of its $1.2 billion unsecured line of credit facility to mature in December 2023 with one 18-month extension, exercisable at the Company’s option. Pricing on the line of credit remained unchanged at LIBOR + 0.825%.

In February 2020, the Company issued $500.0 million of 12-year senior unsecured notes due in 2032 at an interest rate per annum of 2.65% and an effective yield of 2.69%. The proceeds paid down the Company’s line of credit, which had been used to fund the buyout of CPP’s 45.0% interest in a land parcel and six communities, as well as to repay $100.3 million of secured debt during the quarter with a cash rate of 5.3% and an effective rate of 4.1%.

Subsequent to quarter end, the Company obtained a $200.0 million unsecured term loan, priced at LIBOR + 1.20% with a one-year maturity and two 12-month extension options, exercisable at the Company’s option. The proceeds will be used to repay all remaining consolidated debt maturing in 2020, of which $169.6 million was prepaid on April 30, 2020, with an effective rate of 7.1% and a cash rate of 4.3%.

As of May 4, 2020, the Company had $885 million in undrawn capacity on its unsecured credit facilities and over $1.0 billion in available liquidity.

Guidance

For the first quarter of 2020, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2019 earnings release for Core FFO by $0.07 per share.

The following table provides a reconciliation of first quarter 2020 Core FFO per share to the midpoint of the guidance provided in the fourth quarter 2019 earnings release, which was dated January 29, 2020.

Per Diluted Share
Projected midpoint of Core FFO per share for Q1 2020	$3.41
NOI from consolidated communities	0.04
FFO from Co-Investments	0.01
G&A and other	0.02
Core FFO per share for Q1 2020 reported	$3.48

Due to the economic disruption and inherent uncertainty of the COVID-19 pandemic, the Company is withdrawing its full-year guidance. As a result of COVID-19, the Company has provided additional disclosures on its operations for April 2020 on page S-15 along with updated 2020 supply, job, and rent growth projections in its core markets and other economic data starting on page S-16 of the supplemental financial information.

COVID-19 Response

Essex’s top priorities remain the health and safety of the Company’s residents and employees as well as providing the necessary resources and flexibility to assist those who need it most during this unprecedented time. Early in the crisis, the Company announced that it was halting evictions and creating payment plans for those who have been financially impacted by the pandemic, including our commercial tenants. The Company also began offering lease renewals with no rent increases to all residents. For employees, the Company has provided additional paid leave and instituted numerous policies to maintain a safe work environment. Despite the ongoing challenges of the pandemic, the Essex team is working hard to ensure that all of our stakeholders are safe and supported.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, May 7, 2020 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at

www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter 2020 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13700927. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 250 apartment communities comprising approximately 60,000 apartment homes with an additional 6 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months ended March 31, 2020 and 2019 (in thousands, except for share and per share amounts):

	Three Months Ended March 31,
Funds from Operations attributable to common stockholders and unitholders	2020	2019
Net income available to common stockholders	$315,006	$118,858
Adjustments:
Depreciation and amortization	131,559	120,568
Gains not included in FFO	(234,694)	(31,535)
Depreciation and amortization from unconsolidated co-investments	12,544	15,190
Noncontrolling interest related to Operating Partnership units	10,986	4,171
Depreciation attributable to third party ownership and other	(134)	(230)
Funds from Operations attributable to common stockholders and unitholders	$235,267	$227,022
FFO per share – diluted	$3.44	$3.34
Expensed acquisition and investment related costs	$87	$32
Loss on sale of marketable securities	13	58
Unrealized (gains) losses on marketable securities	8,696	(4,510)
Provision for credit losses	(50)	-
Equity (income) loss from non-core co-investment(1)	110	(314)
Interest rate hedge ineffectiveness (2)	-	181
Gain on early retirement of debt, net	(321)	(1,336)
Co-investment promote income	(6,455)	(809)
Income from early redemption of preferred equity investments	(210)	(100)
General and administrative and other, net	820	-
Insurance reimbursements, legal settlements, and other, net	43	(210)
Core Funds from Operations attributable to common stockholders and unitholders	$238,000	$220,014
Core FFO per share – diluted	$3.48	$3.23
Weighted average number of shares outstanding diluted (3)	68,359,698	68,048,908

(1)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P.
(2)
On January 1, 2019, the Company adopted ASU No. 2017-12 "Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities," which resulted in a cumulative effect adjustment of approximately $181,000 from interest expense to accumulated other comprehensive income. As a result of the adoption of this standard, the Company recognizes qualifying hedge ineffectiveness through accumulated other comprehensive income as opposed to current earnings.

(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2020	2019
Earnings from operations	$130,837	$115,695
Adjustments:
Corporate-level property management expenses	8,759	8,429
Depreciation and amortization	131,559	120,568
Management and other fees from affiliates	(2,617)	(2,335)
General and administrative	13,982	13,459
Expensed acquisition and investment related costs	87	32
NOI	282,607	255,848
Less: Non-same property NOI	(30,842)	(13,638)
Same-Property NOI	$251,765	$242,210

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations and the impact of any measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the impact of the COVID-19 pandemic, which remains inherently uncertain as the situation is unprecedented and continuously evolving, and other potential future outbreaks of infectious diseases or other health concerns, and measures taken to limit their impact, could adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities market; Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Vice President of Finance & Investor Relations
(650) 655-7800
rburns@essex.com

Q1 2020 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary – March 31, 2020	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – March 31, 2020	S-6
Portfolio Summary by County – March 31, 2020	S-7
Operating Income by Quarter – March 31, 2020	S-8
Same-Property Revenue Results by County – Quarters ended March 31, 2020 and 2019, and December 31, 2019	S-9
Same-Property Operating Expenses – Quarter ended as of March 31, 2020 and 2019	S-10
Development Pipeline – March 31, 2020	S-11
Redevelopment Pipeline – March 31, 2020	S-12
Capital Expenditures – March 31, 2020	S-12.1
Co-investments and Preferred Equity Investments – March 31, 2020	S-13
Summary of Apartment Community Acquisitions and Dispositions Activity	S-14
April 2020 Collections, Operating Statistics, Liquidity, and Near-Term Funding Obligations	S-15
2020 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-16
Federal Stimulus is Mitigating the Income Impact of Unemployment in Essex Markets	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended March 31,
	2020	2019

Revenues:
Rental and other property	$389,750	$353,888
Management and other fees from affiliates	2,617	2,335
	392,367	356,223

Expenses:
Property operating	107,143	98,040
Corporate-level property management expenses	8,759	8,429
Depreciation and amortization	131,559	120,568
General and administrative	13,982	13,459
Expensed acquisition and investment related costs	87	32
	261,530	240,528
Earnings from operations	130,837	115,695
Interest expense, net (1)	(53,163)	(51,598)
Interest and other income (loss)	(5,221)	12,261
Equity income from co-investments	21,297	16,276
Gain on early retirement of debt, net	321	1,336
Gain on remeasurement of co-investment	234,694	31,535
Net income	328,765	125,505
Net income attributable to noncontrolling interest	(13,759)	(6,647)
Net income available to common stockholders	$315,006	$118,858

Net income per share - basic	$4.77	$1.81

Shares used in income per share - basic	66,043,831	65,702,788

Net income per share - diluted	$4.76	$1.81

Shares used in income per share - diluted	66,195,415	65,783,869

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended March 31,
(Dollars in thousands)	2020	2019

Rental and other property
Rental income	$383,498	$347,805
Other property	6,252	6,083
Rental and other property	$389,750	$353,888

Property operating expenses
Real estate taxes	$43,012	$39,418
Administrative	22,757	21,110
Maintenance and repairs	21,871	19,666
Utilities	19,503	17,846
Property operating expenses	$107,143	$98,040

Interest and other income
Marketable securities and other income	$3,481	$7,599
Loss on sale of marketable securities	(13)	(58)
Provision for credit losses	50	-
Unrealized gains (losses) on marketable securities	(8,696)	4,510
Insurance reimbursements, legal settlements, and other, net	(43)	210
Interest and other income (loss)	$(5,221)	$12,261

Equity income from co-investments
Equity income from co-investments	$3,063	$4,985
Income from preferred equity investments	11,679	10,068
Equity income (loss) from non-core co-investment	(110)	314
Co-investment promote income	6,455	809
Income from early redemption of preferred equity investments	210	100
Equity income from co-investments	$21,297	$16,276

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$10,986	$4,171
DownREIT limited partners’ distributions	2,136	1,564
Third-party ownership interest	637	912
Noncontrolling interest	$13,759	$6,647

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1) (Dollars in thousands, except share and per share amounts and in footnotes)	Three Months Ended March 31,
	2020	2019	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$315,006	$118,858
Adjustments:
Depreciation and amortization	131,559	120,568
Gains not included in FFO	(234,694)	(31,535)
Depreciation and amortization from unconsolidated co-investments	12,544	15,190
Noncontrolling interest related to Operating Partnership units	10,986	4,171
Depreciation attributable to third party ownership and other (2)	(134)	(230)
Funds from operations attributable to common stockholders and unitholders	$235,267	$227,022
FFO per share-diluted	$3.44	$3.34	3.0%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$87	$32
Loss on sale of marketable securities	13	58
Unrealized (gains) losses on marketable securities	8,696	(4,510)
Provision for credit losses	(50)	-
Equity (income) loss from non-core co-investment (3)	110	(314)
Interest rate hedge ineffectiveness (4)	-	181
Gain on early retirement of debt, net	(321)	(1,336)
Co-investment promote income	(6,455)	(809)
Income from early redemption of preferred equity investments	(210)	(100)
General and administrative and other, net	820	-
Insurance reimbursements, legal settlements, and other, net	43	(210)
Core funds from operations attributable to common stockholders and unitholders	$238,000	$220,014
Core FFO per share-diluted	$3.48	$3.23	7.7%

Changes in core items:
Same-property NOI	$9,555
Non-same property NOI	17,204
Management and other fees, net	282
FFO from co-investments	(2,957)
Interest and other income	(4,118)
Interest expense	(1,746)
General and administrative	297
Corporate-level property management expenses	(330)
Other items, net	(201)
	$17,986

Weighted average number of shares outstanding diluted (5)	68,359,698	68,048,908

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)	The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three months ended March 31, 2020 was $1.4 million.
(3)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P.
(4)
On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of approximately $181,000 from interest expense to accumulated other comprehensive income. As a result of the adoption of this standard, the Company recognizes qualifying hedge ineffectiveness through accumulated other comprehensive income as opposed to current earnings.

(5)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets (Dollars in thousands)
	March 31, 2020	December 31, 2019

Real Estate:
Land and land improvements	$2,983,314	$2,773,805
Buildings and improvements	12,263,293	11,264,337
	15,246,607	14,038,142
Less: accumulated depreciation	(3,818,489)	(3,689,482)
	11,428,118	10,348,660
Real estate under development	435,865	546,075
Co-investments	997,137	1,335,339
	12,861,120	12,230,074
Cash and cash equivalents, including restricted cash	282,347	81,094
Marketable securities	148,139	144,193
Notes and other receivables	34,867	134,365
Operating lease right-of-use assets	74,428	74,744
Prepaid expenses and other assets	49,940	40,935
Total assets	$13,450,841	$12,705,405

Unsecured debt, net	$5,258,263	$4,763,206
Mortgage notes payable, net	887,389	990,667
Lines of credit	350,000	55,000
Operating lease liabilities	76,405	76,740
Other liabilities	428,192	378,878
Total liabilities	7,000,249	6,264,491
Redeemable noncontrolling interest	32,643	37,410
Equity:
Common stock	7	7
Additional paid-in capital	6,959,523	7,121,927
Distributions in excess of accumulated earnings	(708,697)	(887,619)
Accumulated other comprehensive loss, net	(22,668)	(13,888)
Total stockholders’ equity	6,228,165	6,220,427
Noncontrolling interest	189,784	183,077
Total equity	6,417,949	6,403,504
Total liabilities and equity	$13,450,841	$12,705,405

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - March 31, 2020
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds private - fixed rate	$200,000	4.4%	1.2	2020	$-	$185,493	$185,493	6.8%	3.0%
Bonds public - fixed rate	4,750,000	3.7%	7.7	2021	500,000	31,653	531,653	4.3%	8.6%
Term loan (1)	350,000	2.7%	1.9	2022	650,000	43,188	693,188	3.1%	11.2%
Unamortized net discounts and debt issuance costs	(41,737)	-	-	2023	600,000	2,945	602,945	3.7%	9.8%
	5,258,263	3.6%	7.1	2024	400,000	3,109	403,109	4.0%	6.5%
Mortgage Notes Payable, net				2025	500,000	133,054	633,054	3.5%	10.2%
Fixed rate - secured	629,501	4.7%	4.3	2026	450,000	99,405	549,405	3.5%	8.9%
Variable rate - secured (2)	255,270	2.6%	17.0	2027	350,000	153,955	503,955	3.6%	8.1%
Unamortized premiums and debt issuance costs, net	2,618	-	-	2028	-	68,332	68,332	4.1%	1.1%
Total mortgage notes payable	887,389	4.1%	7.9	2029	500,000	31,156	531,156	4.0%	8.6%
				2030	550,000	1,592	551,592	3.1%	8.9%
Unsecured Lines of Credit				Thereafter	800,000	130,889	930,889	3.3%	15.1%
Line of credit (3)	350,000	2.4%		Subtotal	5,300,000	884,771	6,184,771	3.6%	100.0%
Line of credit (4)	-	2.4%		Debt Issuance Costs	(27,589)	(2,425)	(30,014)	NA	NA
Total lines of credit	350,000	2.4%		(Discounts)/Premiums	(14,148)	5,043	(9,105)	NA	NA
				Total	$5,258,263	$887,389	$6,145,652	3.6%	100.0%
Total debt, net	$6,495,652	3.6%

Capitalized interest for the three months ended March 31, 2020 was approximately $4.8 million.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$255.3 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in December 2023 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2021. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - March 31, 2020
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,495,652
				Debt to Total Assets:	38%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,412
Limited partnership units (1)			2,254
Options-treasury method			12	Secured Debt to Total Assets:	5%	< 40%
Total shares of common stock and potentially dilutive securities			67,678

Common stock price per share as of March 31, 2020			$220.24
				Interest Coverage:	484%	> 150%
Total equity capitalization			$14,905,403

Total market capitalization			$21,401,055	Unsecured Debt Ratio (2):	264%	> 150%

Ratio of debt to total market capitalization			30.4%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.9
Fitch	BBB+	Stable
Moody’s	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	90%
Standard & Poor’s	BBB+	Stable
				(1) Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
(1) Assumes conversion of all outstanding limited partnership units in the OperatingPartnership into shares of the Company’s common stock.				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of March 31, 2020

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (4)	Apartment Homes in Development (5)	Total	Consolidated	Unconsolidated Co-investments (6)	Total (7)	Consolidated	Unconsolidated Co-investments (6)	Total (7)

Southern California
Los Angeles County	9,097	1,563	200	10,860	$2,484	$2,190	$2,460	17.6%	15.7%	17.4%
Orange County	5,554	1,149	-	6,703	2,248	1,972	2,222	9.8%	10.8%	9.9%
San Diego County	4,824	616	-	5,440	1,995	1,879	1,988	7.8%	5.6%	7.6%
Ventura County and Other	3,200	693	-	3,893	1,845	2,222	1,885	4.9%	8.1%	5.2%
Total Southern California	22,675	4,021	200	26,896	2,232	2,088	2,220	40.1%	40.2%	40.1%

Northern California
Santa Clara County (8)	9,176	1,237	269	10,682	2,898	2,965	2,902	20.9%	16.4%	20.6%
Alameda County	3,959	1,309	-	5,268	2,577	2,497	2,566	7.9%	16.4%	8.5%
San Mateo County	2,651	195	107	2,953	3,195	3,881	3,220	6.2%	3.7%	6.0%
Contra Costa County	2,619	-	-	2,619	2,493	-	2,493	5.3%	0.0%	4.9%
San Francisco	1,343	537	-	1,880	3,274	4,008	3,397	3.4%	4.1%	3.4%
Total Northern California	19,748	3,278	376	23,402	2,845	2,996	2,857	43.7%	40.6%	43.4%

Seattle Metro	10,343	1,890	-	12,233	1,933	1,931	1,933	16.2%	19.2%	16.5%

Total	52,766	9,189	576	62,531	$2,403	$2,375	$2,401	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Represents the percentage of actual NOI for the quarter ended March 31, 2020. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes two communities consisting of 648 apartment homes that are producing partial income due to lease-up.
(4)	Includes one community consisting of 537 apartment homes that is producing partial income due to lease-up.
(5)	Includes development communities with no rental income.
(6)	Co-investment amounts weighted for Company’s pro rata share.
(7)	At Company’s pro rata share.
(8)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19

Rental and other property revenues:
Same-property	47,347	$346,456	$346,224	$340,383	$338,275	$335,658
Acquisitions (2)	2,869	21,924	7,201	6,019	3,538	987
Development (3)	968	4,075	3,417	1,883	1,217	1,158
Redevelopment	621	5,401	5,317	5,272	5,240	5,229
Non-residential/other, net (4)	961	11,894	10,702	10,947	11,105	10,856
Total rental and other property revenues	52,766	389,750	372,861	364,504	359,375	353,888

Property operating expenses:
Same-property		94,691	93,412	95,421	91,043	93,448
Acquisitions (2)		6,830	2,181	2,020	945	332
Development (3)		1,447	1,208	706	506	524
Redevelopment		1,663	1,725	1,734	1,586	1,650
Non-residential/other, net (4) (5)		2,512	2,598	2,292	1,110	2,086
Total property operating expenses		107,143	101,124	102,173	95,190	98,040

Net operating income (NOI):
Same-property		251,765	252,812	244,962	247,232	242,210
Acquisitions (2)		15,094	5,020	3,999	2,593	655
Development (3)		2,628	2,209	1,177	711	634
Redevelopment		3,738	3,592	3,538	3,654	3,579
Non-residential/other, net (4)		9,382	8,104	8,655	9,995	8,770
Total NOI		$282,607	$271,737	$262,331	$264,185	$255,848

Same-property metrics
Operating margin		73%	73%	72%	73%	72%
Annualized turnover (6)		39%	41%	56%	48%	40%
Financial occupancy (7)		96.8%	97.1%	96.0%	96.6%	96.9%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2019.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2019.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria, and three communities located in the California counties of Riverside, Santa Barbara, and Santa Cruz, which the Company does not consider its core markets.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - First Quarter 2020 vs. First Quarter 2019 and Fourth Quarter 2019
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q1 ‘20 % of Actual NOI	Q1 ‘20	Q1 ‘19	% Change	Q1 ‘20	Q1 ‘19	% Change	Q1 ‘20	Q1 ‘19	% Change	Q4 ‘19	% Change

Southern California
Los Angeles County	8,641	18.4%	$2,492	$2,433	2.4%	96.4%	96.7%	-0.3%	$65,959	$64,563	2.2%	$66,134	-0.3%
Orange County	5,554	10.8%	2,248	2,189	2.7%	96.4%	96.7%	-0.3%	38,050	36,904	3.1%	38,110	-0.2%
San Diego County	4,582	8.3%	1,988	1,933	2.8%	97.2%	96.6%	0.6%	28,381	27,359	3.7%	28,197	0.7%
Ventura County	2,577	4.5%	1,873	1,827	2.5%	97.2%	97.2%	0.0%	15,131	14,758	2.5%	15,046	0.6%
Total Southern California	21,354	42.0%	2,246	2,189	2.6%	96.6%	96.8%	-0.2%	147,521	143,584	2.7%	147,487	0.0%

Northern California
Santa Clara County	7,523	20.0%	2,858	2,768	3.3%	97.2%	97.3%	-0.1%	66,164	64,009	3.4%	66,043	0.2%
Alameda County	2,954	6.9%	2,612	2,558	2.1%	96.3%	96.7%	-0.4%	23,818	23,293	2.3%	24,045	-0.9%
San Mateo County	1,830	5.3%	3,088	2,967	4.1%	96.8%	97.6%	-0.8%	17,525	16,960	3.3%	17,511	0.1%
Contra Costa County	2,270	4.9%	2,385	2,327	2.5%	97.0%	97.3%	-0.3%	16,730	16,384	2.1%	16,812	-0.5%
San Francisco	1,178	3.1%	3,159	3,048	3.6%	96.4%	96.1%	0.3%	11,467	11,015	4.1%	11,496	-0.3%
Total Northern California	15,755	40.2%	2,793	2,709	3.1%	96.9%	97.1%	-0.2%	135,704	131,661	3.1%	135,907	-0.1%

Seattle Metro	10,238	17.8%	1,933	1,847	4.7%	96.9%	96.9%	0.0%	63,231	60,413	4.7%	62,830	0.6%

Total Same-Property	47,347	100.0%	$2,360	$2,288	3.1%	96.8%	96.9%	-0.1%	$346,456	$335,658	3.2%	$346,224	0.1%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date as of March 31, 2020 and 2019
(Dollars in thousands)

	Based on 47,347 apartment homes
	Q1 ‘20	Q1 ‘19	% Change	% of Op. Ex.
Same-property operating expenses:
Real estate taxes	$36,957	$37,065	-0.3%	39.0%
Maintenance and repairs	19,313	18,581	3.9%	20.4%
Administrative	16,630	16,496	0.8%	17.6%
Utilities	17,163	16,895	1.6%	18.1%
Insurance and other	4,628	4,411	4.9%	4.9%
Total same-property operating expenses	$94,691	$93,448	1.3%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - March 31, 2020
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased (3)	Construction Start	Initial Occupancy	Stabilized Operations
Development Projects - Consolidated (4)
Station Park Green - Phase III	San Mateo, CA	100%	172	-	124	10	134	134	779	25%	30%	Q3 2017	Q1 2020	Q3 2020
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	21	73	94	94	879	0%	0%	Q3 2019	Q4 2021	Q2 2022
Mylo (5)	Santa Clara, CA	100%	476	-	203	23	226	226	475	23%	35%	Q3 2016	Q3 2019	Q2 2021
Wallace on Sunset (6)	Hollywood, CA	100%	200	4,700	78	27	105	105	500	0%	0%	Q4 2017	Q3 2020	Q2 2021
Total Development Projects - Consolidated			955	4,700	426	133	559	559	580

Land Held for Future Development - Consolidated
Other Projects	Various	100%			21	-	21	21
Total Development Pipeline - Consolidated			955	4,700	447	133	580	580

Development Projects - Joint Venture (4)
Patina at Midtown	San Jose, CA	50%	269	-	126	10	136	68	506	0%	0%	Q3 2017	Q2 2020	Q2 2021
500 Folsom (7)	San Francisco, CA	50%	537	6,000	390	25	415	208	763	43%	47%	Q4 2015	Q3 2019	Q4 2020
Total Development Projects - Joint Venture			806	6,000	516	35	551	276	$677

Grand Total - Development Pipeline			1,761	10,700	$963	$168	$1,131	856
Essex Cost Incurred to Date - Pro Rata								(705)
Essex Remaining Commitment								$151

(1)	The Company’s share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of March 31, 2020.
(4)
For the first quarter of 2020, the Company’s cost includes $4.7 million of capitalized interest, $1.6 million of capitalized overhead and $0.3 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(6)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Estimated cost incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - March 31, 2020
(Dollars in thousands)

		Total	Estimated	Estimated		NOI
	Apartment	Incurred	Remaining	Total	Project	Three Months Ended
Region/Project Name	Homes	To Date	Cost	Cost	Start Date	2020	2019

Consolidated - Redevelopment Projects
Same-Property (1)
Southern California
The Henley	215	$21,000	$2,600	$23,600	Q1 2014
The Blake LA	196	10,400	1,800	12,200	Q4 2016
The Palms at Laguna Niguel	460	6,400	3,100	9,500	Q4 2016
Total Same-Property - Redevelopment Projects	871	$37,800	$7,500	$45,300		$4,281	$4,219

Non-Same Property
Southern California
Bunker Hill Towers	456	$83,100	$4,300	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$83,100	$4,300	$87,400		$2,250	$2,129

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - March 31, 2020 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Trailing 4 Quarters
Same-property portfolio	$18,046	$15,128	$21,032	$14,799	$69,005
Non-same property portfolio	3,599	1,147	3,158	2,104	10,008
Total revenue generating capital expenditures	$21,645	$16,275	$24,190	$16,903	$79,013

Number of same-property interior renovations	777	993	1,302	1,079	4,151
Number of total consolidated interior renovations	917	1,154	1,396	1,093	4,560

Non-Revenue Generating Capital Expenditures (3)	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$15,315	$26,282	$25,273	$22,763	$89,633
Average apartment homes in quarter	51,670	50,521	50,065	49,511	50,442
Capital expenditures per apartment homes in the quarter	$296	$520	$505	$460	$1,777

(1)	The Company incurred $0.1 million of capitalized interest, $3.3 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q1 2020.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise and retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-12.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - March 31, 2020
(Dollars in thousands)
	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended March 31, 2020

Operating and Other Non-Consolidated Joint Ventures									NOI
Wesco I, III, IV, and V	51%	5,310	$1,721,632	$1,033,444	$209,742	3.7%	4.0		$25,847
BEXAEW, BEX II, BEX III, and BEX IV	50%	2,691	824,450	423,397	156,869	3.6%	3.7		12,191
CPPIB (1)	-	-	-	-	-	-	-		2,008
Other	48%	651	214,337	167,078	21,023	3.5%	3.7		3,595
Total Operating and Other Non-Consolidated Joint Ventures		8,652	$2,760,419	$1,623,919	$387,634	3.6%	3.9		$43,641
Pre-Development and Development Non-Consolidated Joint Ventures (2)	50%	806	517,367	178,235	158,145	2.7%	23.7	(3)	1,865
Total Non-Consolidated Joint Ventures		9,458	$3,277,786	$1,802,154	$545,779	3.6%	5.8		$45,506

									Essex Portion of NOI and Expenses
NOI									$23,685
Depreciation									(12,544)
Interest expense and other									(8,078)
Equity income (loss) from non-core co-investment									(110)
Co-investment promote income									6,455
Net income from operating and other co-investments									$9,408

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments
Income from preferred equity investments									$11,679
Income from early redemption of preferred equity investments									210
Preferred Equity Investments (4)					$451,358	10.6%	2.0		$11,889

Total Co-investments					$997,137				$21,297

(1)
In January 2020, the Company purchased CPPIB’s 45% interest in each of a land parcel and six communities totaling 2,020 apartment homes. The NOI included in the three months ended March 31, 2020 represents the Company’s pro-rata share prior to the acquisition.

(2)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(3)	$132.0 million of the debt related to 500 Folsom, one of the Company’s development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(4)	As of March 31, 2020, the Company has invested in 17 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of March 31, 2020
(Dollars in thousands)

Acquisitions			Essex			Total
Property Name	Location	Apartment Homes	Ownership Percentage	Entity	Date	Contract Price	Price per Apartment Home (2)	Average Rent
CPPIB Portfolio (1)	Various	2,020	100%	EPLP	Jan-20	$463,400	$497	$2,732
	Q1 2020	2,020				$463,400	$497

Dispositions			Essex			Total
Property Name	Location	Apartment Homes	Ownership Percentage	Entity	Date	Sales Price	Price per Apartment Home

Neither Essex nor its unconsolidated joint ventures sold any apartment communities during the first quarter of 2020.

(1)
In January 2020, the Company purchased the joint venture partner’s 45% membership interest in a land parcel and six communities representing 2,020 apartments homes based on a total valuation of approximately $1.0 billion.

(2)	Price per apartment home excludes value allocated to retail space.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

April 2020 Collections, Operating Statistics, Liquidity, and Near-Term Funding Obligations
(Dollars in millions, except in footnotes)

Collections			Liquidity and Near-Term Funding Obligations

Total Residential Portfolio (61,955 units)	April 2020	1Q 2020	Liquidity Profile	April 30, 2020
Cash delinquencies as % of scheduled rent	5.0%	0.3%	Unsecured credit facility - committed	$1,235
			Balance outstanding	350
% of units requesting assistance	7.4%	N/A	Undrawn portion of line of credit	$885
			Cash, cash equivalents & marketable securities (1)	129
Breakdown of units requesting assistance			Total liquidity	$1,014
% of units paid full April rent	36%	N/A
% of units paid partial April rent	36%	N/A
% of units paid no April rent	28%	N/A
			Near-Term Funding Obligations
% of units delinquent in April not requesting assistance (1)	2.2%	N/A	Unfunded development commitments - 2020 & 2021	$151
			2020 Debt maturities (2)	-
			2021 Debt maturities	532
			Total	$683

Operating Statistics

Same-Property Portfolio (47,347 units)	April 2020	April 2019
Cash delinquencies as % of scheduled rent	5.0%	0.4%
			Ratio of liquidity to near-term funding obligations	1.5
New lease rates	1.5%	2.5%
Renewal rates	2.4%	4.8%

Financial occupancy	95.4%	96.7%
Physical occupancy (April 30, 2020)	94.4%	96.5%

(1) Represents units that had greater than $250 in delinquency balance in April 2020.			(1) Excludes an investment in a mortgage backed security.
			(2) The Company entered into a $200.0 million unsecured term loan in April 2020, the proceeds of which were used to repay all remaining 2020 consolidated debt maturities.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

2020 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

Forecast Summary:	Forecast Assumptions:
2020 GDP Growth = -5.0% (-25% in 2Q20)	Current stay-at-home orders are partially relaxed no later than June 1st
2020 U.S. Job Growth = -7.0%	No extended “2nd wave” stay-at-home orders in California or Washington
2020 Multifamily supply in ESS markets down 15% vs. prior expectation	Many social distancing measures persist through 2020
2020 Unemployment rate peaks at 14-16%, falling to 6-8% by year-end	Federal $600/week UI supplement ends on July 31st (no extension)

	Residential Supply (1)					Job Forecast (2)		Rent Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

So. Cal.	14,700	13,500	28,200	0.6%	0.5%	-565,000	-6.9%	-3.2%

No. Cal.	9,300	5,900	15,200	1.2%	0.7%	-235,000	-6.6%	-3.0%

Seattle	5,500	5,000	10,500	1.1%	0.8%	-100,000	-5.6%	-1.5%

Total/Weighted Avg. (4)	29,500	24,400	53,900	0.9%	0.6%	-900,000	-6.6%	-2.8%

All data are based on Essex Property Trust, Inc. forecasts.

(1)
Residential Supply: Total supply includes the Company’s estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities.  Single-family estimates are based on trailing single-family permits.  Multifamily estimates incorporate a methodological enhancement (“delay-adjusted supply”) to reflect the anticipated impact of continued construction delays in Essex markets.

(2)	Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3)	Rent Forecast: The estimated rent growth represents the forecasted change in effective market rents for full year 2020 vs 2019 (excludes submarkets not targeted by Essex).

(4)	Weighted Average: Growth rates are weighted by scheduled rent in the Company’s Portfolio.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

 E S S E X  P R O P E R T Y  T R U S T,  I N C. Federal stimulus is mitigating the income impact of unemployment in Essex marketsThe Federal supplement of $600 per week to unemployment benefits provides a meaningful source of near-term income for households affected by layoffs or furloughs due to COVID-19.For dual-income households, the new unemployment benefits and CARES Act payments cover the average Essex apartment rent of approximately $2,400 at a rent-to-income ratio of 24.7% in California and 22.2% in Seattle.  Source: Employment Security Department of Washington, Employment Development Department of California.  See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-16.1  Scenario: Two-income household with no children                        Pre-COVID annual income per person:   $ 60,000           Monthly Rent:   $ 2,400                 As Une
 E S S E X  P R O P E R T Y  T R U S T,  I N C. Federal stimulus is mitigating the income impact of unemployment in Essex marketsThe Federal supplement of $600 per week to unemployment benefits provides a meaningful source of near-term income for households affected by layoffs or furloughs due to COVID-19.For dual-income households, the new unemployment benefits and CARES Act payments cover the average Essex apartment rent of approximately $2,400 at a rent-to-income ratio of 24.7% in California and 22.2% in Seattle.  Source: Employment Security Department of Washington, Employment Development Department of California.  See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationThe number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by June 28, 2020 (sixty days after April 29, 2020) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose. As of April 29, 2020, there were 17,548,910 shares of common stock outstanding. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person to acquire those shares, are treated as outstanding only for purposes of determining the number and percent of shares co common stock owned by such person or group.  Scenario: Two-income household with no children                        Pre-COVID annual income per person:   $ 60,000           Monthly Rent:   $ 2,400                 As Unemployed         As Employed     CA     WA  Annual household income (Pre-COVID):   $ 120,000      $ -      $ -   Monthly Wage Income   $ 10,000      $ -      $ -   Post-COVID monthly benefits by source:            One-time CARES payment*   $ 600      $ 600      $ 600   State Unemployment Benefits   $ -      $ 3,900      $ 5,005   CARES Federal Unemployment Supplement   $ -      $ 5,200      $ 5,200   Total HH Monthly Income   $ 10,600       $ 9,700       $ 10,805   Rent/Income Ratio  22.6%     24.7%     22.2%              *CARES one-time $2,400 payment is amortized over March - July (4-month) period.

S-16.1

mployed         As Employed     CA     WA  Annual household income (Pre-COVID):   $ 120,000      $ -      $ -   Monthly Wage Income   $ 10,000      $ -      $ -   Post-COVID monthly benefits by source:            One-time CARES payment*   $ 600      $ 600      $ 600   State Unemployment Benefits   $ -      $ 3,900      $ 5,005   CARES Federal Unemployment Supplement   $ -      $ 5,200      $ 5,200   Total HH Monthly Income   $ 10,600       $ 9,700       $ 10,805   Rent/Income Ratio  22.6%     24.7%     22.2%              *CARES one-time $2,400 payment is amortized over March - July (4-month) period.

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended March 31, 2020
Net income available to common stockholders	$315,006
Adjustments:
Net income attributable to noncontrolling interest	13,759
Interest expense, net (1)	53,163
Depreciation and amortization	131,559
Income tax provision	65
Gain on remeasurement of co-investment communities	(234,694)
Co-investment EBITDAre adjustments	20,382
EBITDAre	299,240

Gain on sale of marketable securities	13
Unrealized gains on marketable securities	8,696
Provision for credit losses	(50)
Equity loss from non-core co-investment	110
General and administrative and other, net	820
Insurance reimbursements and legal settlements, net	43
Co-investment promote income	(6,455)
Income from early redemption of preferred equity investments	(210)
Expensed acquisition and investment related costs	87
Gain on early retirement of debt, net	(321)
Adjusted EBITDAre	$301,973

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

Three Months Ended March 31, 2020
Interest expense	$55,147
Adjustments:
Total return swap income	(1,984)
Interest expense, net	$53,163

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,495,652
Total debt from co-investments at pro rata share	919,971
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	39,119
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,210
Consolidated cash and cash equivalents-unrestricted	(271,877)
Pro rata co-investment cash and cash equivalents-unrestricted	(29,322)
Marketable securities (1)	(73,094)
Net Indebtedness	$7,084,659

Adjusted EBITDAre, annualized (2)	$1,207,892
Other EBITDAre normalization adjustments, net, annualized (3)	2,601
Adjusted EBITDAre, normalized and annualized	$1,210,493

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.9

(1)	Excludes investment in mortgage backed security
(2)	Based on the amount for the most recent quarter, multiplied by four.
(3)	Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Earnings from operations	$130,837	$115,695
Adjustments:
Corporate-level property management expenses	8,759	8,429
Depreciation and amortization	131,559	120,568
Management and other fees from affiliates	(2,617)	(2,335)
General and administrative	13,982	13,459
Expensed acquisition and investment related costs	87	32
NOI	282,607	255,848
Less: Non-same property NOI	(30,842)	(13,638)
Same-Property NOI	$251,765	$242,210

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated February 11, 2020, filed by the Company as Exhibit 4.1 to the Company’s Form 8-K, filed on February 11, 2020. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended March 31, 2020, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended March 31, 2020 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q1‘20 (1)
NOI	$1,130,428
Adjustments:
Other, net (2)	(3,033)
Adjusted Total NOI	1,127,395
Less: Encumbered NOI	(107,901)
Unencumbered NOI	$1,019,494

Encumbered NOI	$107,901
Unencumbered NOI	1,019,494
Adjusted Total NOI	$1,127,395

Unencumbered NOI to Adjusted Total NOI	90%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4